PRESS RELEASE

SecureTech Acquires 100% of AI UltraProd Group in Landmark Deal

First Transformative Achievement Under Our Mergers & Acquisitions Program

Roseville, Minnesota – June 24, 2025 – SecureTech Innovations, Inc. (OTC: SCTH), ), a pioneering technology company advancing artificial intelligence, industrial 3D printing and manufacturing technologies, cybersecurity, and digital infrastructure solutions, is excited to announce its landmark acquisition of AI UltraProd Group (“AI UltraProd”). This strategic expansion strengthens SecureTech’s ability to drive innovation, scale operations, and advance disruptive technologies that align with our 2025 Roadmap for Innovation and Growth, firmly positioning SecureTech for long-term success.

AI UltraProd Highlights:

•FY2024 Revenue (audited): US$2.9 million

•FY2025 Revenue (projected): US$10 million, with a substantial revenue surge anticipated in Q4 2025

•Core Technology Advantage: Proprietary platform combining artificial intelligence with state-of-the-art industrial 3D printing technology and systems to deliver scalable, high-precision manufacturing solutions

•Robust Intellectual Property Portfolio: 24 issued patents, one pending patent, and 20 additional patent applications underway, representing strong intellectual property protection and long-term technological innovation

•Strategic Growth Outlook: SecureTech will aggressively expand and develop AI UltraProd for a potential spin-off onto the NASDAQ as an independent public company

Under the terms of the acquisition, SecureTech is committed to supporting AI UltraProd’s growth trajectory over the next 24 to 36 months, backed by a planned investment of at least US$10 million through cash infusions and/or equity contributions. This funding will accelerate AI UltraProd’s business expansion, scale operations, and refine its position as a key player in its industry. Further financial details, including two years of audited statements and combined pro forma financials, will be disclosed in a forthcoming SEC Form 8-K filing.

J. Scott Sitra, President and CEO of SecureTech, stated, “The wait is over! SecureTech proudly announces that we have joined forces with powerhouse AI UltraProd to catapult us into a new era of innovation and industry dominance. AI UltraProd’s cutting-edge fusion of AI and industrial 3D manufacturing is the perfect synergy with our relentless pursuit of technological excellence. As we integrate their expertise into our ecosystem, we’re unlocking groundbreaking opportunities, pushing the boundaries of possibility, and creating long-term value for our shareholders like never before. The future is here, and SecureTech is leading the charge! None of this would be possible without the extraordinary dedication of our Roseville, Minnesota team and the visionary leadership of our Board of Directors”, Sitra concluded.

Xing YunZhu, Director of AI UltraProd, commented, “Partnering with SecureTech is a defining milestone in AI UltraProd’s evolution. SecureTech’s strategic investment and operational depth equip us to fast-track the deployment of our proprietary technologies, significantly scale production, and enhance our operational efficiency. Together, we’re positioned to deliver high-performance, AI-powered manufacturing solutions to a broader range of industrial markets and customers—fueling the next phase of our growth.”

About AI UltraProd

AI UltraProd, Inc. specializes in revolutionizing industrial services and manufacturing by integrating breakthrough artificial intelligence with cutting-edge industrial 3D printing technology and machinery. This groundbreaking approach optimizes the entire process, from conceptual design to production to delivery management, dramatically reducing manufacturing times and costs while providing clients with a distinct competitive edge. AI UltraProd’s growing intellectual property portfolio includes 24 issued patents, one pending patent, and 20 additional patents in development.

For more information, please visit www.aiultraprod.com.

About SecureTech Innovations

SecureTech Innovations, Inc. (OTC: SCTH) is a pioneering technology company advancing artificial intelligence, industrial 3D printing, cybersecurity, and digital infrastructures. Its portfolio includes AI UltraProd, a leader in AI-driven 3D industrial manufacturing; Piranha Blockchain, a developer of cutting-edge Web3 security, blockchain architecture, and digital asset reserves and security systems; and Top Kontrol, the only patented anti-theft and anti-carjacking system that can automatically stop a carjacking without requiring any driver action. SecureTech is committed to developing transformative solutions that address real-world challenges and problems.

For further information, visit our websites:

securetechinnovations.com | aiultraprod.com | piranhablockchain.com | topkontrol.com

This press release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements refer to future events, expectations, plans, and prospects. SecureTech Innovations, Inc. (“SecureTech”) believes the expectations reflected in these forward-looking statements are reasonable as of the date they are made. However, actual results may differ materially from those expressed or implied by these forward-looking statements. SecureTech identifies forward-looking statements with words like ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately,’ and similar expressions that convey uncertainty about future events or outcomes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including market conditions and other circumstances. More detailed information about SecureTech and the risks that may affect these forward-looking statements can be found in SecureTech’s filings with the Securities and Exchange Commission (“SEC”), including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors.” These filings are available on the SEC’s website at www.sec.gov.

Forward-looking statements in this press release speak only as of the date they are made. SecureTech has no obligation to update any forward-looking statements to reflect new events or circumstances after the date of this press release, except as required by law.

Investor Relations

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